    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1999


                                                        EXHIBIT INDEX ON PAGE 6


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported)    December 31, 1998



                            VORNADO OPERATING COMPANY
               (Exact Name of Registrant as Specified in Charter)



          Delaware                      333-40701              22-3569068
(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)               File Number)         Identification No.)



Park 80 West, Plaza II, Saddle Brook, New Jersey             07663
(Address of Principal Executive Offices)                    (Zip Code)



Registrant's telephone number, including area code  (201) 587-1000



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1. NOT APPLICABLE.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                    On December 31, 1998 a subsidiary of Vornado Operating Company, a Delaware corporation (the "Company"), purchased from a subsidiary of Vornado Realty Trust approximately 1.7% of the outstanding partnership units of Charles E. Smith Commercial Realty, L.P. ("CESCR"), a Delaware limited partnership that owns and manages office properties and affiliated retail space in the Washington D.C. and Northern Virginia region, for an aggregate purchase price of approximately $12.9 million, or $34 per unit (which is the price at which CESCR issued partnership units in October 1998 in connection with a significant "roll-up" transaction). After giving effect to this purchase, Vornado Realty Trust continues to own approximately 9.6% of CESCR. CESCR paid distributions of $1.28 per unit in 1998.

                    In connection with this purchase, Vornado Realty Trust has granted to the Company an option to require Vornado Realty Trust to repurchase all of the CESCR units at the price at which the Company purchased the CESCR units from Vornado Realty Trust, plus a cumulative return on such amount at a rate of 10% per annum, less distributions received or receivable by the Company from CESCR during the period of its ownership in the units. This non-assignable option may be exercised at any time prior to December 31, 1999.

                    Vornado Realty Trust proposed this transaction in order to increase its tax planning flexibility, and the Company agreed to the transaction because it concluded that doing so was in the best interest of the Company and its stockholders.
                                       -2-

     The Company and Vornado Realty Trust are parties to an intercompany agreement described in a Prospectus, dated October 14, 1998, which forms part of the Company's Registration Statement on Form S-11 with the Securities and Exchange Commission. In addition, the Company has obtained a $75 million unsecured five-year revolving credit facility from a subsidiary of Vornado Realty Trust pursuant to a revolving credit agreement described in such Prospectus. Steven Roth, the Chairman of the Board of Directors and Chief Executive Officer of the Company, Michael D. Fascitelli, a Director and the President of the Company, Richard West, a Director of the Company, and Russell
B. Wight, Jr., a Director of the Company, are also Trustees of Vornado Realty Trust. Mr. Roth is also the Chairman of the Board of Trustees and Chief Executive Officer of Vornado Realty Trust, Mr. Fascitelli is also the President of Vornado Realty Trust, and each of the other members of the Company's senior management holds a corresponding position with Vornado Realty Trust.


ITEMS 3-6.        NOT APPLICABLE.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA
                  FINANCIAL INFORMATION AND EXHIBITS.

         Any financial information required by this item will be filed not later than 60 days after the date that this report is filed.


         The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

     Exhibit No.           Description
     -----------           -----------

     2.1 Assignment Agreement, dated as of December 31, 1998, between Vornado Realty Trust, as assignor, and Vornado Operating Company, as assignee.

     2.2 Put Agreement, dated as of December 31, 1998, between Vornado Realty Trust, as grantor, and Vornado Operating Company, as grantee.

     99.1*                 Financial information.

     99.2 Press release of Vornado Operating Company, dated December 31, 1998.


ITEM 8.  NOT APPLICABLE.






--------

*        To be filed by amendment, if required.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        VORNADO OPERATING COMPANY



Dated:  January 15, 1999            By:  /s/ IRWIN GOLDBERG
                                        -------------------------------
                                        Irwin Goldberg
                                        Vice President --
                                          Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION
-----------                -----------

2.1 Assignment Agreement, dated as of December 31, 1998, between Vornado Realty Trust, as assignor, and Vornado Operating Company, as assignee.

2.2 Put Agreement, dated as of December 31, 1998, between Vornado Realty Trust, as grantor, and Vornado Operating Company, as grantee.

99.1*                      Financial information.

99.2                       Press Release dated December 31, 1998.






--------
*        To be filed by amendment, if required.